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                                                                       Exhibit 2

                             WAIVER AND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS WAIVER AND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of June 29, 2001, by and among QUESTRON TECHNOLOGY, INC., a Delaware corporation ("Questron"), certain of the direct and indirect Subsidiaries of Questron identified in the Loan Agreement (as defined below) (individually and collectively, and jointly and severally, the "Obligors"), each of the Lenders signatory hereto, CONGRESS FINANCIAL CORPORATION (Florida), a Florida corporation, as administrative agent for the Lenders ("Administrative Agent"), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group ("Collateral Agent"), in light of the following:

         WHEREAS, the signatories hereto entered into that certain Amended and Restated Loan and Security Agreement, dated as of June 29, 1999 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement"); and

         WHEREAS, the Obligors have requested that the Lenders waive and amend certain terms of the Loan Agreement and the Lenders have agreed, under certain conditions, to waive and amend such terms.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. In addition, the following term as used herein has the meaning set forth below:

         EXTRAORDINARY TRANSACTION PROCEEDS - means net proceeds, excluding all fees, costs and out-of-pocket expenses in connection therewith (including, without limitation, success fees, break-up fees and other fees of, and costs, expenses and disbursements of, brokers, finders or investment bankers, attorneys, accountants, consultants and other professionals relating thereto) and net of any and all income taxes payable by any Obligor in respect thereof, disbursed to Questron relating to any extraordinary event including, but not limited to, the acquisition of funds through the sale of debt or equity, or the entering into, modification or cancellation of any material contract.

         2. WAIVER OF CERTAIN COVENANTS. The financial covenants contained in Sections 8.3.1 (Total Funded Debt Coverage Ratio), 8.3.2 (Minimum EBITDA), 8.3.3 (Senior Debt Coverage Ratio), 8.3.4 (Minimum Interest Coverage) and for the quarters ended June 30, 2001 and September 30, 2001 and Section 8.3.5 (Inventory Coverage) for each month from the date hereof until September 30, 2001 are, subject to completion of the conditions set forth in Section 9 below, hereby waived. Such waiver is specific in time and in intent and does not constitute, nor should it be construed as constituting, except to the extent expressly set forth herein, a waiver or modification of any term of, or right, power, or privilege under, the Loan Agreement, the other Loan Documents, or any agreement, contract, indenture, document, or instrument mentioned therein.

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         3.       AMENDMENT OF PAYMENT OBLIGATIONS.

                  (a) Upon the effectiveness of this Amendment, Section 3.2 of the Loan Agreement is amended to read as follows:

                  "3.2     PAYMENTS.

                           (a) The principal due and payable quarterly under the Term Loans shall be repaid pro rata to the holders of the Term Notes in installments on the following dates and in the following amounts:

======================================================= ==================================================
                        Date                                     Quarterly Installment
======================================================= ==================================================
                  December 28, 2001                              $5,000,000
------------------------------------------------------- --------------------------------------------------
                   January 1, 2002                               $2,500,000
------------------------------------------------------- --------------------------------------------------
                    April 1, 2002                                $2,500,000
------------------------------------------------------- --------------------------------------------------
                    July 1, 2002                                 $3,750,000
------------------------------------------------------- --------------------------------------------------
                   October 1, 2002                               $3,750,000
------------------------------------------------------- --------------------------------------------------
                   January 1, 2003                               $3,750,000
------------------------------------------------------- --------------------------------------------------
                    April 1, 2003                                $3,750,000
======================================================= ==================================================

                           The outstanding unpaid principal balance and all accrued and unpaid interest and other amounts due under the Term Loans shall be due and payable on September 30, 2003. In the event provisions regarding principal payment contained in any note or other instrument evidencing the Term Loans (including the Term Notes) conflict with the provisions regarding principal payments set forth above in this Section 3.2, the provisions of this Section 3.2 shall prevail.

                           (b) With respect to Revolving Credit Loans, except where evidenced by notes or other instruments (including the Revolving Notes) issued or made by Borrower to the Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:".

                  (b) Nothing contained herein shall relieve the Obligors of their interest payment obligations. This Amendment shall modify only the dates on which Term Loan principal payments are due, and shall not be deemed to change or modify any other payment obligation provisions under the Loan Agreement or the Term Notes. After the effectiveness of this Amendment, upon the request of any Obligor, the holders of the Term Notes shall tender their existing Term Notes and receive in exchange replacement Term Notes which evidence the amendment set forth in Section 3(a).

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         4. AMENDMENT CONSIDERATION. In order to induce Collateral Agent to enter into this Amendment and for other good and valuable consideration, Questron agrees to grant to Collateral Agent that number of shares of Series C Preferred Stock of Questron, the terms and conditions of which are set forth in the Certificate of Designations attached hereto as EXHIBIT A (the "Preferred Stock"), with a liquidation value equal to $750,000; PROVIDED, HOWEVER, that Questron shall have five (5) Business Days after the date of this Amendment to issue such Preferred Stock to Collateral Agent. Each of the parties hereto agree that the delivery of the Preferred Stock is an integral inducement to Collateral Agent to enter into this Amendment, and failure to deliver such Preferred Stock within five (5) Business Days shall cause this Amendment to be null and void.

         5. CERTAIN PAYMENTS OF OBLIGATIONS.

                  (a) EXTRAORDINARY TRANSACTION PROCEEDS. In the event that any of the Obligors receive Extraordinary Transaction Proceeds, the Obligors shall apply the entire Extraordinary Transaction Proceeds:

                           (i) FIRST, to the prepayment of a principal amount of
                  the Term Loans to the extent of principal payments which would have been required to have been made on or prior to the date such Extraordinary Transaction Proceeds are received in respect of the Loan Agreement but for the amendment of the payment terms by the Lenders under the Loan Agreement;

                           (ii) SECOND, to the prepayment of a principal amount
                  of the Term Loans to the extent of principal payments which would have been required to have been made after the date such Extraordinary Transaction Proceeds are received in respect of the Loan Agreement and prior to December 28, 2001, but for the amendment of the payment terms by the lenders under the Loan Agreement; and

                           (iii) THIRD, subject to Section 5(b) of this
                   Amendment, to prepayment of the Revolving Credit Loans;

         PROVIDED, HOWEVER, that such payments shall not be made unless, after giving effect to such payments, the aggregate unused availability in respect of the Revolving Credit Loans is greater than $4,000,000.

                  (b) PAYMENTS OF INTEREST IN RESPECT OF THE NOTES. In the event that the Obligors shall make any payment of the principal amount of the Term Loans on or prior to December 28, 2001 (whether pursuant to Section 5(a) or otherwise) and, after giving effect to such payment, the aggregate availability in respect of the Revolving Credit Loans is greater than $4,000,000, then, and in each such case, QOC shall pay to the holders of the Notes (as such term is defined in the Subordinated Debt Amendment), substantially contemporaneously with the making of such payment in respect of the Term Loans, an amount equal to the lesser of:

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                           (i) the aggregate amount of accrued an unpaid
                  interest accrued through the date of such payment in respect of all the Notes (as such term is defined in the Subordinated Debt Amendment); and

                           (ii) the amount by which the aggregate unused
                  availability in respect of the Revolving Credit Loans exceeds $4,000,000.

         Such amount shall be applied ratably among the Notes (as such term is defined in the Subordinated Debt Amendment) in accordance with the unpaid principal amounts thereof and without respect to whether the Notes are Series A Notes or Series B Notes (as such terms are defined in the Subordinated Debt Amendment). The failure of QOC to make any payment required by this Section 5(b) shall cause the termination of the deferral of interest in respect of the Notes (as such term is defined in the Subordinated Debt Amendment) pursuant to Section 2.1 of the Subordinated Debt Amendment.

         6. ACKNOWLEDGEMENT. The Lenders hereby acknowledge and agree with
Section 3.2 of the Subordinated Debt Amendment, which shall state as follows (capitalized terms used in the following Section 3.2 shall have the meanings ascribed to them in the Subordinated Debt Amendment):

                  "3.2 REMEDIES STANDSTILL. The Parent and the Company agree that, notwithstanding the further proviso to Section 7.4 of the Existing Note Agreements, the date of the commencement of any Suspension Period in respect of any Intervening Event of Default shall be deemed to have been June 30, 2001, with the effect that the holders of the Notes, on or after January 2, 2002, shall be entitled to exercise any Remedies in respect of any Intervening Event of Default without being subject to any Suspension Period. The foregoing sentence shall not limit or change any requirement to defer the exercise of Remedies in respect of the first proviso to Section 7.4 or pursuant to
                  Section 6.2, and shall not limit the effect of any other subordination provision of the Note Agreements (including, without limitation, Section 7.3)."

         7. CONSENT. The Lenders hereby consent to the terms of the Subordinated Debt Amendment, in the form attached hereto as EXHIBIT D.

         8. REPRESENTATIONS AND WARRANTIES. The Obligors hereby represent and warrant to the Required Lenders that:

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                  (a) The execution, delivery, and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its governing documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected if the result thereof is reasonably likely to result in a Material Adverse Change;

                  (b) This Amendment constitutes the Obligors' legal, valid, and binding obligation, enforceable against the Obligors in accordance with its terms;

                  (c) There is no litigation or proceeding pending or threatened against or affecting the Obligors, its business, operations, or properties that reasonably could be expected to have a Material Adverse Change;

                  (d) No written information, certification, or report submitted to the Lender Group by the Obligors' pursuant to this Amendment contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not false or misleading in any material respect;

                  (e) The reaffirmation and consent of QTI attached hereto as EXHIBIT B constitutes QTI's legal, valid, and binding obligations, enforceable against QTI in accordance with its terms;

                  (f) The reaffirmation and consent of QTI attached hereto as EXHIBIT B has been duly executed and delivered by QTI;

                  (g) The reaffirmation and consent of QFC attached hereto as EXHIBIT C constitutes QFC's legal, valid, and binding obligations, enforceable against QFC in accordance with its terms; and

                  (h) The reaffirmation and consent of QFC attached hereto as EXHIBIT C has been duly executed and delivered by QFC.

         9. CONDITIONS PRECEDENT TO WAIVER AND AMENDMENT. The effectiveness of this Amendment shall be conditioned upon:

                  (a) the representations and warranties in the Loan Agreement as amended by this Amendment, and the other Loan Documents being true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) there having been no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein issued and remaining in force by any governmental authority against the Lender Group;

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                  (c) receipt by Collateral Agent of the Subordinated Debt
         Amendment under the Subordinated Debt Documents, in the form attached hereto as EXHIBIT D;

                  (d) receipt by Collateral Agent of a Secretary's Certificate with attached certified Certificate of Designations for the Preferred Stock as in effect as of the date hereof;

                  (e) receipt by Collateral Agent of certificates evidencing the Preferred Stock required to be issued under Section 4 above;

                  (f) receipt by Collateral Agent of signature pages from all Lenders as required by Section 12.3.1(b) of the Loan Agreement;

                  (g) receipt by Collateral Agent of the reaffirmation and consent of QTI attached hereto as EXHIBIT B, duly executed and delivered by an authorized official of QTI;

                  (h) receipt by Collateral Agent of the reaffirmation and consent of QFC attached hereto as EXHIBIT C, duly executed and delivered by an authorized official of QFC; and

                  (i) receipt by Collateral Agent of all expenses and costs incurred by Collateral Agent in entering into this Amendment, including attorney's fees.

         10. COUNTERPARTS. This Amendment my be executed in one or more counterparts (by original or facsimile signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. ENTIRE AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

         12. GOVERNING LAW. All issues concerning the enforceability, validity and binding effect of this Amendment will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other state or jurisdiction) that would cause the application of the law of any state or jurisdiction other than the State of New York. Any action involving this Amendment or any dispute hereunder shall only be brought in the state and federal courts residing in New York.

         13. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall

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have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

         14. MISCELLANEOUS.

                  (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                  (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

                           [SIGNATURE PAGES TO FOLLOW]

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





                           IN WITNESS WHEREOF, the undersigned have executed
this Amendment as of the date first above written.

                                 QUESTRON TECHNOLOGY, INC., a Delaware
                                 corporation
                                 QUESTRON DISTRIBUTION LOGISTICS,
                                 INC., a Delaware corporation
                                 INTEGRATED MATERIAL SYSTEMS, INC.,
                                 an Arizona corporation
                                 POWER COMPONENTS, INC., a Pennsylvania
                                 corporation
                                 CALIFORNIA FASTENERS, INC., a California corporation
                                 COMP WARE, INC., a Delaware corporation
                                 FAS-TRONICS, INC., a Texas corporation
                                 FORTUNE INDUSTRIES, INC., a Texas
                                 corporation
                                 QUESTRON OPERATING COMPANY, INC., a
                                 Delaware corporation
                                 QUESTRON FINANCE CORP., a Delaware
                                 corporation
                                 ACTION THREADED PRODUCTS, INC., an
                                 Illinois corporation
                                 ACTION THREADED PRODUCTS OF
                                 GEORGIA, INC., a Georgia corporation
                                 ACTION THREADED PRODUCTS OF
                                 MINNESOTA, INC., a Minnesota
                                 corporation
                                 CAPITAL FASTENERS, INC., a North Carolina corporation
                                 R.S.D. SALES CO. INC., a New York corporation B&G SUPPLY COMPANY, INC., a Texas corporation


                                 By:
                                     -------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title: Responsible Officer for each
                                         of the above-listed Obligors


                           [signature pages continue]


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









                                         ABLECO FINANCE LLC, a Delaware
                                         limited liability company, as
                                         Collateral Agent and a Lender


                                         By:
                                              ----------------------------------
                                         Title:
                                                 -------------------------------


                                         A2 FUNDING LP, as a Lender

                                         By:          A2 FUND MANAGEMENT LLC,
                                                      its General Partner

                                                      By:
                                                          ----------------------
                                                      Title:
                                                              ------------------

                           [signature pages continue]


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                                          CONGRESS FINANCIAL CORPORATION
                                          (FLORIDA), a Florida corporation, as
                                          Administrative Agent and a Lender


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------


                           [signature pages continue]



                                       10
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                                    KZH ING-2 LLC, a Delaware limited liability
                                    company, as a Lender


                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------


                                    KZH ING-3 LLC, a Delaware limited liability company, as a Lender


                                    By:
                                         ---------------------------------------
                                    Title:
                                            ------------------------------------

                                    ING HIGH INCOME PRINCIPAL
                                    PRESERVATION FUND HOLDINGS, LDC,
                                    as a Lender

                                    By:  ING Capital Advisors, Inc.,
                                            as Investment Advisor


                                            By__________________________
                                            Its Authorized Signatory

                           [signature pages continue]


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                                     MASSACHUSETTS MUTUAL LIFE
                                     INSURANCE COMPANY, as a Lender


                                     By:
                                          --------------------------------------
                                     Title:

                                     SIMSBURY CLO LIMITED, as a Lender

                                     By:    Massachusetts Mutual Life Insurance
                                            Company, as Collateral Agent

                                            By:
                                                 -------------------------------
                                            Title:


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                                    EXHIBIT A

            CERTIFICATE OF DESIGNATIONS FOR SERIES C PREFERRED STOCK





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                                    EXHIBIT B

                            REAFFIRMATION AND CONSENT

                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Waiver and Amendment of Loan and Security Agreement, dated as of June __, 2001 (the "Amendment"). The undersigned hereby (a) represents and warrants to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the waiver of certain conditions and payment requirements of the Loan Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the QTI Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the QTI Guaranty and any other Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York, as more fully set forth in Section 20 of the QTI Guaranty.

                                           QUESTRON TECHNOLOGY, INC.,
                                           a Delaware corporation


                                           By:________________________
                                              Title:

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                                    EXHIBIT C

                            REAFFIRMATION AND CONSENT

                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Waiver and Amendment of Loan and Security Agreement, dated as of June __, 2001 (the "Amendment"). The undersigned hereby (a) represents and warrants to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the waiver of certain conditions and payment requirements of the Loan Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the QFC Guaranty and any other Loan Documents to which it is a party; and (d) agrees that each of the QFC Guaranty and any other Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York, as more fully set forth in Section 20 of the QFC Guaranty.

                                       QUESTRON FINANCE CORP.,
                                       a Delaware corporation


                                       By:
                                           ------------------------------------
                                       Title:

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                                    EXHIBIT D

                       FORM OF SUBORDINATED DEBT AMENDMENT




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